UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 22, 2023

Evolve Transition Infrastructure LP
(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1360 Post Oak Blvd, Suite 2400
Houston, TX	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	SNMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.
On May 22, 2023, Evolve Transition Infrastructure LP (the “Partnership”) announced a one-for-thirty reverse split (the “Split”) of its common units representing limited partner interests (the “Common Units”). No fractional units will be issued in connection with the Split, and unitholders who would otherwise be entitled to receive a fractional unit will instead receive a cash payment (without interest and rounded up to the nearest whole cent) based on the closing price of the Common Units on June 13, 2023. The Split will not affect the relative voting or other rights that accompany Common Units except to the extent that it results in a unitholder receiving cash in lieu of fractional units.
The Split is expected to be effective after the market closes on June 13, 2023. The Common Units will continue trading on the NYSE American under the ticker symbol SNMP and are expected to begin trading under a new CUSIP number and on a split-adjusted basis when the market opens on June 14, 2023.
Item 8.01 Other Events.
Reverse Split
On May 22, 2023, the Partnership issued a press release announcing the Split. A copy of the press release is included herewith as Exhibit 99.1, and the information in the press release is incorporated by reference into this Item 8.01.
Risk Factors
The Partnership is including the below risk factor for the purpose of supplementing and updating the disclosure contained in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the Securities and Exchange Commission on May 12, 2023.
The reverse split may decrease the liquidity of our common units and could lead to a decrease in our overall market capitalization.
The liquidity of our common units may be affected adversely by a reverse split proposed to be effected by the Partnership given the reduced number of our common units that will be outstanding following the reverse split, especially if the market price of our common units does not increase following the effectiveness of the reverse split.
The proposed reverse split, if effected, should have the result of increasing the per unit trading price of our common units, but there is no assurance that the trading price of our common units after the reverse split will rise (or remain constant) in proportion to the reduction in the number of common units outstanding before the reverse split. We cannot predict the impact of the reverse split on the trading price of our common units. Our total market capitalization after the reverse split, if completed, may be lower than our total market capitalization before the reverse split.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release, dated May 22, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLVE TRANSITION INFRASTRUCTURE LP
	By:	Evolve Transition Infrastructure GP LLC, its general partner

Date: May 22, 2023	By:	/s/ Charles C. Ward
Charles C. Ward
Interim Chief Executive Officer, Chief Financial Officer and Secretary